                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8 - K
                                 Current Report
                       Pursuant To Section 13 or 15(d) of
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) : April 1, 2002

                               CALPROP CORPORATION
             (Exact name of registrant as specified in its charter)


            California                    1-6844                 95-4044835
-------------------------------   ----------------------      ----------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

     13160 Mindanao Way, Suite 180, Marina Del Rey, California        90292
-------------------------------------------------------------      ------------
   (Address of principal executive offices)                         (Zip Code)

(Registrant's telephone number, including area code)     (310) 306-4314
                                                       ------------------
                                 Not Applicable

   (Former name, former address and former fiscal year, if changed since last report.)

ITEM 5. OTHER EVENTS.

     On April 1, 2002, Calprop Corporation issued a press release announcing its results of operations for the quarter and the year ended December 31, 2001 and discussing certain other matters. The press release is filed as an exhibit hereto.

ITEM 7. EXHIBITS.

     The following exhibits are filed with this current report on Form 8 - K:

     Exhibit No.            Description
     -----------            -----------

          99     Press Release dated April 1, 2002 issued by Calprop Corporation

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   CALPROP CORPORATION


                   By:   /s/ Mark F. Spiro                            .
                         ---------------------------------------------
                         Mark F. Spiro
                         Vice President/Secretary/Treasurer
                         (Chief Financial and Accounting Officer)
                         April 1, 2002

RELEASE UPON OPENING Monday,
April 1, 2002

                             CALPROP REPORTS FOURTH
                          QUARTER AND YEAREND RESULTS
                 Calprop Reports $3.3 million net income in 2001

MARINA DEL REY, CA, April 1, 2002 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and twelve month periods ended December 31, 2001, today reported that it has incurred net income from operations for both the three and twelve month periods ended December 31, 2001.

     "For both the three and twelve month periods ended December 31, 2001, Calprop recognized income from operations. Although the Denver Metropolitan market is languishing,


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

the Northern and Southern California markets continue to provide strong housing sales, and as a result on March 10, 2002, our total units in backlog remain high at 108 units, $40,400,000, down 8.0% from 117 units, $43,900,000, as of March
11, 2001. The three and twelve month results were anticipated and reflect a second straight year of profitability for Calprop and our shareholders ," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

     For the fourth quarter, Calprop's revenues were $21.3 million, a decrease of $8.6 million or 28.8% from $29.9 million of revenues in the fourth quarter a year ago. Income from development operations was $1,326,092 for the fourth quarter, down $2,100,495 compared to $3,426,587 in the same quarter in the prior year. The net income for the fourth quarter of 2001 was $1,091,282 or $0.11 per share on 10,410,206 weighted average shares and common stock equivalents, compared with net income of $3,108,729 or $0.30 per share on 10,461,569 weighted average shares and common stock equivalents, in the same quarter a year ago. The decrease in results were due primarily to the effects of decreased sales revenue in 2001.

     For the year-to-date period, revenues were $90.6 million, up 41.1% from $64.2 million in 2000. The income from development operations was $5,925,525 for the twelve months ended December 31, 2001, up $248,613 compared to income of $5,676,912 for the same period in the prior year. The company reported a net income of $3,326,106, or $0.32 per share on 10,410,206 weighted average shares and common stock equivalents, for the twelve months ended December 31, 2001, compared with net income of $3,627,940, or $0.35 per share on 10,461,569 weighted average shares and common stock equivalents, in the same period in 2000. The increase in results were primarily driven by a increase in sales revenue despite the impact of the recognition of $2,018,086 in impairment of real estate assets during the year.

     "At year end 2001, we had five projects with a total of 260 single-family residences and 143 lots under development. Additionally, we were engaged in the development of apartments and townhomes available for lease as well. These two projects consisted of 131 units available for lease and 119 under development. This compares with ten projects with 360 residences and 542 lots a year earlier. Real estate under development was $88,789,252 as of December 31, 2001, down $10,027,206 or 10.1% compared to $98,816,458 as of December 31, 2000. This decrease reflects the ongoing development of seven projects in 2001 as compared to ten in 2000," Zaccaglin stated.

     At December 31, 2001, shareholders' equity was $14,752,796 or $1.42 per share on 10,410,206 weighted average shares and common stock equivalents compared with $11,430,116 or $1.09 per share on 10,461,569 weighted average shares and common stock equivalents in 2000. Cash balances of $2.1 million are comparable with last year. Total trust deeds and notes payable was $78,210,339, down $8,833,392 or 10.1% compared to $87,043,731 in 2000. The Company's debt-to-equity ratio decreased to 3.5 to 1, down from 5.8 to 1 in the prior year.

     "Last year at this time I looked to 2001 to increase revenues, generate income from operations and to acquire additional projects in our current markets to bolster projected earnings in 2002. We were successful in the first two but were impacted by the recession and "9-11" atrocity with regards to acquiring new projects. We look to 2002 to acquire additional projects to bolster 2003 earnings" Zaccaglin stated.

     Calprop builds quality homes in some of the most desirable communities in both California and Colorado. The Company's common stock is traded on the OTC Bulletin Board under the symbol CLPO.

Contact: Mark F. Spiro, CFO
         310.306.4314
         mspiro@calprop.com

                                 (Table Follows)


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

                               CALPROP CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                           Three Months Ended              Twelve Months Ended
                                               December 31,                    December 31,
                                     ------------------------------   ----------------------------
                                          2001             2000           2001            2000
                                     ------------      ------------   ------------    ------------
Development operations:

   Real estate sales                   21,304,936        29,915,317     90,614,622      64,238,615

   Cost of real estate sales           19,978,844        26,488,730     82,671,009      58,561,703
                                     ------------      ------------   ------------    ------------
                                        1,326,092         3,426,587      7,943,613       5,676,912

Recognition of impairment of real
estate under development                       --                --     (2,018,088)             --
                                     ------------      ------------   ------------    ------------
Income (loss) from development          1,326,092         3,426,587      5,925,525       5,676,912
operations

Loss from investment in real estate      (118,764)               --       (118,764)             --
venture

Other income                              585,818            43,431        729,653         230,643

Other expenses:

   General and administrative expenses    619,874           664,399      2,924,795       2,637,496

   Interest expense                       115,096           (13,518)       115,096              --
                                     ------------      ------------   ------------    ------------
Total other expenses                      734,970           650,881      2,637,496       2,637,496

Minority interests                            500                --         (1,325)       (216,393)
                                     ------------      ------------   ------------    ------------

Income before provision (benefit)
for income taxes                        1,057,480         2,819,137      3,497,848       3,486,452

Provision (Benefit) for income taxes      (33,802)         (289,592)       171,742        (141,488)
                                     ------------      ------------   ------------    ------------



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

Net income                           $  1,091,282      $  3,108,729   $  3,326,106    $  3,627,940

Net income (loss) allocable to
common stock                         $  1,091,282      $  3,108,729   $  3,326,109    $  3,627,940

Diluted income (loss) per share      $       0.11      $       0.30   $       0.32    $       0.35

Weighted average shares of common
stock                                  10,410,206        10,461,569     10,461,569      10,410,206

Units Sold:

   Single-Family Homes                         31                31            109             141

   Townhomes                                   28                57            140              78
                                     ------------      ------------   ------------    ------------

      Total                                    59                88            249             219

                                    - more -
                               CALPROP CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

Assets

                                                       2001            2000
                                                 -------------------------------
REAL ESTATE UNDER DEVELOPMENT                    $   88,789,252    $  98,544,447
                                                 -------------------------------

OTHER ASSETS:
   Cash and cash equivalents                          2,079,471        2,394,310
   Deferred and other assets                          6,535,343        6,535,343
   Other assets                                         774,882          863,412
   Receivable from affiliates                           788,752               --
                                                 -------------------------------
      Total other assets                             10,178,448        9,793,065
                                                 -------------------------------
         Total assets                            $   98,967,700    $ 108,337,512
                                                 ==============================
Liabilities and Stockholders' Equity
                                                 -------------------------------


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

TRUST DEEDS AND NOTES PAYABLE                    $   51,990,779    $  66,341,488
RELATED PARTY NOTES                                  26,219,560       20,702,243

      Total trust deeds and notes payable            78,210,339       87,043,731
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES              5,334,450        9,316,681
WARRANTY RESERVES                                       670,115          546,984

Total liabilities                                    84,214,904       96,907,396

MINORITY INTEREST                                            --               --

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
      Common stock, no par value; $1 stated
         value, 20,000,000 shares authorized;
         authorized, 10,254,005 and 10,290,535
         shares issued and outstanding at
         December 31, 2001 and 2000, respectively    10,254,005       10,290,535
      Additional paid-in capital                     25,845,986       25,849,961
      Deferred Compensation                             (51,000)        (105,525)
      Stock Purchase Loans                             (537,179)        (519,733)
      Accumulated deficit                           (20,759,016)     (24,085,122)

            Total Equity                             14,752,796       11,430,116

               Total Stockholders' Equity and
                 Liabilities                     $   98,967,700    $ 108,337,512
                                                 ===============================

                                     # # #

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